UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2018

WESTERN LUCRATIVE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Iowa	001-34713	26-3045445
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 North Pecos Road, Suite 900 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 472-5066

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02Unregistered Sales of Equity Securities

The disclosure in Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

On January 31, 2018, Western Lucrative Enterprises, Inc. (the “Company”) entered into a debt assumption and conversion agreement (the “Conversion Agreement”), pursuant to which $30,814.82 in accounts payables and accrued expenses owed to Magellan Capital Corp. 401K Profit Sharing Plan (“Magellan”) were converted into 10,230,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued in the name of Tonbridge, LLC, a company under common control with Magellan. The Company’s former Chief Executive Officer, Dempsey Mork, is the president of Magellan.

The shares issued pursuant to the Conversion Agreement were issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended, provided in Section 4(a)(2) therein.

Item 5.01Changes in Control of Registrant.

Pursuant to a stock purchase agreement (the “Agreement”), dated as of January 31, 2018, by and among Dempsey Mork, Tonbridge, LLC and Magellan (together, the “Sellers”) and Wenjian Liu (the “Purchaser”), the Sellers sold an aggregate of 16,930,000 shares of Common Stock of the Company, to the Purchaser for cash consideration of $325,000 from personal funds of the Purchaser (the “Transaction”). The Transaction closed on February 12, 2018.  Following consummation of the Transaction, the Purchaser holds 90.4% of the voting securities of the Company, based on 18,735,000 shares issued and outstanding as of the date hereof. The Transaction has resulted in a change in control of the Company from the Seller to the Purchaser.

Reference is made to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2017, for such information reflecting the Company and its securities that would be required if the Company was filing a general form for registration of securities on Form 10 under the Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, Dempsey Mork, the sole officer and director of the Company, resigned from all of his officer positions with the Company, including Chief Executive Officer, Chief Financial Officer and Secretary, effective immediately upon the consummation of the Transaction but will remain a director of the Company until ten (10) days following the date on which the Company files a Schedule 14F-1 (the “Schedule 14F-1”) with the SEC and the mailing of same to the holders of record of the Company, in connection with the Transaction.

Wenjian Liu was appointed as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company, effective immediately upon the consummation of the Transaction. Mr. Liu, 40, has been serving as a director of Yueaotong Finance and Tax Management Limited since 2013. In addition, since 2013, Mr. Liu has served as the general manager of the Guangdong Baofeng Law Firm. Mr. Liu obtained his diploma of law from the Hunan Business School – Faculty of Law.

Mr. Liu is not currently compensated for serving in any of his positions as an officer and director of the Company. There is no family relationship among any of our directors or executive officers. There have been no transactions regarding Mr. Liu that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Debt Assumption and Conversion Agreement, dated as of January 31, 2018 between Magellan Capital Partners, Inc. and parties related thereto and Western Lucrative Enterprises, Inc.
10.2	Stock Purchase Agreement, dated as of January 31, 2018 by and among Dempsey Mork, Tonbridge, LLC, Magellan Capital Corp. 401K Profit Sharing Plan and Wenjian Liu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2018

Western Lucrative Enterprises, Inc.

By: /s/ Wenjian Liu

Name: Wenjian Liu

Title: Chief Executive Officer